Exhibit 10.12

LOAN AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and is effective as of December 16, 2004.

BETWEEN:

CNL VILLAGE RETAIL PARTNERSHIP, LP, a Delaware limited partnership (“CNL Partnership”), CNL INCOME COPPER, LP, a Delaware limited partnership (“CNL Copper”), CNL INCOME SANDESTIN, LP, a Delaware limited partnership (“CNL Sandestin”), CNL INCOME MAMMOTH, LP, a Delaware limited partnership (“CNL Mammoth”), CNL INCOME SNOWSHOE, LP, a Delaware limited partnership (“CNL Snowshoe”), and CNL INCOME STRATTON, LP, a Delaware limited partnership (“CNL Stratton”)

(each individually, a “Borrower,” and collectively, the “Borrowers”)

AND:

INTRAWEST RESORT FINANCE, INC., a Delaware corporation

(the “Lender”)

WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the parties hereto hereby covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In and for the purposes of this Agreement:

“Business Day” means any day other than a Saturday, Sunday or any other day which is a legal holiday in Denver, Colorado.

“Cash Management Agreement” means that certain Cash Management Agreement, dated as of the date hereof, among the Borrowers, the Lender, the Cash Management Bank and the Property Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Management Bank” means an Eligible Bank acting as the “agent’ or “deposit bank” under the Cash Management Agreement.

“Cash Trap Period” means the period of time commencing upon the determination by the Lender that a payment Event of Default has occurred and terminating on the next date payments are due under the Note occurring after the later to occur of (i) the cure of all existing Events of Default, and (ii) 45 days following the date such Cash Trap Period commences.

“Copper Property” means the real property and the Improvements thereon owned by CNL Copper located in Summit County, Colorado and more particularly described in the Deed of Trust to be executed by CNL Copper in connection with the Copper Loan.

“Deed(s) of Trust” means the mortgage(s) or deed(s) of trust granted by each Borrower, as applicable, for the benefit of the Lender pursuant to Article 6 below, as the same may from time to time be restated, supplemented or amended from time to time.

“Eligible Bank” means a bank that is a member institution of the Federal Deposit Insurance Corporation.

“Event of Default” has the meaning given to that term in Section 7.1 below.

“Guaranty” means that certain Indemnity and Guaranty Agreement to be executed and delivered by Guarantor in favor of Lender in connection with the Loan.

“Guarantor” means CNL Income Properties, Inc., a Maryland corporation.

“Hazardous Substances” means any substance, defined or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance or other similar term, by any applicable federal, state or local statute, regulation or ordinance now or hereafter in effect.

“Improvements” means any and all structures, buildings, erections, fixed improvements, fixed plant, fixed machinery, fixed equipment and fixtures now or hereafter situate on or under the surface of the Properties or any part thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), encumbrance or title retention agreement and any other agreement or arrangement having substantially the same economic effect as any of the foregoing.

“Loan” means the non-revolving term loan in the principal amount of $45,000,000 to be made to the Borrowers by the Lender pursuant to this Agreement and the Note.

“Loan Documents” means collectively, this Agreement, the Note, the Deeds of Trust, the Cash Management Agreements, the Lockbox Agreements, the other Security Instruments and any and all other agreements or instruments governing, evidencing, securing or otherwise relating to the Loan.

“Loan Indebtedness” means the Loan, interest thereon and any and all other amounts payable by the Borrowers to the Lender pursuant to this Agreement, and under the Note, the Security Instruments or under any of the other Loan Documents.

“Lockbox Account” and “Lockbox Accounts” has the meaning given to those terms in Section 5.1 below.

“Lockbox Agreement” and “Lockbox Agreements” means individually or collectively, as the context may require, those certain Blocked Account Agreements, dated as of the date hereof, among the Borrowers, the Lender, the Property Manager and the Lockbox Bank.

“Lockbox Bank” means an Eligible Bank acting as the “clearing bank” under the Lockbox Agreements.

“Mammoth Property” means the real property and the Improvements thereon owned by CNL Mammoth located in Mammoth Lakes, California and more particularly described in the Deed of Trust to be executed by CNL Mammoth in connection with the Mammoth Loan.

“Maturity Date” means December 31, 2006.

“Note” means the term loan promissory note to be made by the Borrowers in favor of the Lender in the original face amount of $45,000,000 in connection with the Loan, as the same may be restated, supplemented or amended from time to time.

“Permitted Encumbrances” means:

(1)	Liens imposed by law such as carriers, warehousemen’s, mechanics and materialmen’s Liens arising in the ordinary course of the business of the Borrowers which relate to obligations not at the time due or delinquent or which are being contested at the time by the Borrowers diligently and in good faith by appropriate proceedings and for which adequate reserves have been maintained; liens for taxes, assessments, governmental charges or levies not at the time due or delinquent or which are being contested at the time by the Borrowers diligently and in good faith by appropriate proceedings and for which adequate reserves have been maintained; or undetermined or inchoate liens and charges incidental to current operations which have not at such time been filed pursuant to law against the Borrowers or which relate to obligations not due or delinquent; or the deposit or pledge of cash or securities in connection with any Lien referred to in this item (i);

(2)	Liens in respect of any judgment rendered or claim filed against the Borrowers which the Borrowers are contesting diligently and in good faith by appropriate proceedings and for which adequate reserves have been maintained or the deposit or pledge of cash or securities in connection with any such Lien;

(3)	Liens resulting from the deposit or pledge of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workmen’s compensation obligations, surety or appeal bonds, costs of litigation when required by law, letters of credit or public and statutory obligations;

(4)	security given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operations of the Borrowers, all in the ordinary course of the business of the Borrowers;

(5)	easements (including reciprocal easement agreements and utility agreements), exemptions, reservations, limitations, conditions, adverse rights or interests, restrictions, rights of way, servitudes or other similar rights in real property or any interest therein which do not materially impair the use of the property subject thereto;

(6)	subdivision plats, maps and surveys recorded in the ordinary course of the business of the Borrowers;

(7)	any equipment lease (including any capital lease) assumed or entered into by or on behalf of the Borrowers in the ordinary course of their respective businesses provided that the Lien created by such lease constitutes a Lien only on the subject matter of such lease;

(8)	any agreement to lease, lease, licence or other similar right of use or occupation with respect to any real property or interest therein assumed or entered into by or on behalf of the Borrowers in the ordinary course of the respective businesses of the Borrowers;

(9)	any Lien in favor of the Lender; and

(10)	any other Lien from time to time consented to in writing by the Lender in its sole discretion.

“Person” means any individual, corporation, body corporate, partnership, joint venture, limited liability company, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative.

“Property” or “Properties” means collectively or individually, as the context requires, the Copper Property, the Sandestin Property, the Mammoth Property, the Snowshoe Property and the Stratton Property.

“Property Manager” means Intrawest U.S. Commercial Property Management, Inc., a Delaware corporation.

“Rents and Profits” means all rents, royalties, issues, profits, bonus money, revenue, income, rights and other benefits of the Properties, now or hereafter arising from the use or enjoyment of all or any portion thereof from any present or future lease or other agreement pertaining thereto or arising therefrom.

“Sandestin Property” means the real property and the Improvements thereon owned by CNL Sandestin located in Walton County, Destin, Florida and more particularly described in the Deed of Trust to be executed by CNL Sandestin in connection with the Sandestin Loan.

“Security Instruments” means the Deeds of Trust and all other security instruments or agreements at any time and from time to time granted to the Lender by the Borrowers in respect of all or any part of any of the Loan.

“Snowshoe Property” means the real property and the Improvements thereon owned by CNL Snowshoe located in Pocahontas County, West Virginia and more particularly described in the Deed of Trust to be executed by CNL Snowshoe in connection with the Snowshoe Loan.

“Stratton Property” means the real property and the Improvements thereon owned by CNL Stratton located in Windham County, Town of Stratton, Vermont and more particularly described in the Deed of Trust to be executed by CNL Stratton in connection with the Stratton Loan.

1.2	Interpretation.

In and for the purposes of this Agreement:

(1)	“this Agreement” means this agreement as the same may from time to time be restated, modified, supplemented or amended and in effect;

(2)	all references in this Agreement to designated “Articles”, “sections” and other subdivisions are to the designated Articles, sections and other subdivisions of this Agreement;

(3)	the words “herein”, “hereof and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision;

(4)	the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(5)	the singular of any term includes the plural, and vice versa, the use of any term is generally applicable to any gender and where applicable, a body corporate, the word “or” is not exclusive and the word “including” is not limiting (whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto);

(6)	all amounts in this Agreement are stated and are to be paid in lawful currency of the United States of America;

(7)	any reference to a corporate entity includes and is also a reference to a corporate entity that is a successor to such corporate entity; and

(8)	except as otherwise expressly provided herein, where the time for doing an act falls or expires on a day which is not a Business Day, the time for doing such act is extended to the next Business Day.

ARTICLE 2

LOAN

2.1	Loan.

Subject to and upon the terms and conditions contained in this Agreement, the Lender will make the Loan to the Borrowers.

2.2	Note.

The Loan shall be evidenced by the Note.

2.3	Maturity Date.

Subject to Section 7.2 below, the Loan Indebtedness will be due and payable in full on the Maturity Date.

2.4	Purpose.

The Borrowers confirm that the proceeds of the Loan will be used to finance the acquisition by the Borrowers of the Properties, and the Borrowers acknowledge and agree that they will seek to refinance the Loan as soon as reasonably practicable following the closing of the Loan on reasonable and customary terms and conditions; provided, however, that the Borrowers’ failure to do so, in and of itself, prior to the Maturity Date shall not be deemed an Event of Default so long as the Borrowers are otherwise fully performing under this Agreement and the other Loan Documents.

ARTICLE 3

PAYMENTS

All payments of principal, interest and other amounts to be made by the Borrowers to the Lender pursuant to this Agreement shall be made in the manner and at the times set forth in the Note and shall be applied to the Loan in accordance with the terms and conditions contained in the Note.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties.

Each Borrower, as applicable, represents and warrants as follows to the Lender, as of the date hereof, and acknowledges and confirms that the Lender is relying upon such representations and warranties:

(1)	each Borrower is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to own its properties and carry on its business as presently carried on and is duly licensed, registered or qualified in all jurisdictions where the character of its property owned or leased or the nature of the activities conducted by it makes such licensing, registration or qualification necessary or desirable;

(2)	each Borrower has full power and authority to enter into this Agreement, and those of the Note, the Deeds of Trust, the Security Instruments and the other Loan Documents to which it is a party and to observe and perform all of its respective obligations hereunder and thereunder;

(3)	all necessary action has been taken to authorize the execution and delivery by each Borrower of this Agreement, and those of the Note, the Deeds of Trust, the Security Instruments and the other Loan Documents to which it is a party and the observance and performance by it of its respective obligations hereunder and thereunder;

(4)	this Agreement, and those of the Note, the Deeds of Trust, the Security Instruments and the other Loan Documents to which it is a party each constitutes valid and legally binding obligation of the Borrowers enforceable against the Borrowers in accordance with their respective terms subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights and to the fact that specific performance is an equitable remedy available only in the discretion of the court;

(5)

neither the execution and delivery by any Borrower of this Agreement, the Note, the Deeds of Trust, the Security Instruments nor any of the other applicable Loan Documents nor the compliance by any Borrower with the terms and conditions hereof or thereof (i) has resulted or will result in a violation of the governing documents of any Borrower or any resolutions passed by the partners, directors, members, managers or shareholders (as applicable) of any Borrower or any applicable law, rule, regulation, order, judgment, injunction, award or decree, (ii) has resulted or will result in a breach of, or constitute a default under, any agreement or instrument to which any Borrower is a party or by which any Borrower or any of its property is bound, (iii) requires any approval or consent of any governmental authority or agency having jurisdiction, or (iv) has resulted or will result in or require the creation or imposition of any assignment, mortgage, deed of trust, pledge, lien, security interest, claim, charge, right of others or other encumbrance of any nature upon or with respect to any property of any Borrower other than any Lien created by the Security Instruments;

(6)	there are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower, at law, in equity or before any arbitrator or before or by any governmental department, body, commission, board, bureau, agency or instrumentality having jurisdiction which, if determined adversely to any Borrower, would have a material adverse effect on the financial condition of any Borrower, and no Borrower is in default with respect to any law, regulation, order, writ, judgment, injunction or award of any competent government, commission, board, agency, court, arbitrator or instrumentality which might have such an effect; and

(7)	each Borrower has filed all tax returns required to be filed by it and has paid all taxes, assessments and other governmental charges levied upon it, or upon its income or profits, which are due (including interest and penalties) except any such tax, assessment or other governmental charge that is being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained.

4.2	Nature of Representations and Warranties.

The representations and warranties set out in Section 4.1 above shall survive the execution and delivery of this Agreement.

ARTICLE 5

COVENANTS OF THE BORROWERS

5.1	Affirmative Covenants.

Each Borrower, as applicable, covenants and agrees with the Lender that such Borrower will:

(1)	duly and punctually pay to the Lender when due the Loan Indebtedness and observe and perform all of its other obligations hereunder, under the Note, the Security Instruments and other Loan Documents;

(2)	pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it, upon its property or any part thereof, or upon its income or profits or any part thereof, except that such Borrower shall not be required to pay or cause to be paid any tax, assessment or other governmental charge not yet past due or that is being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained;

(3)

preserve and maintain its existence, licenses, rights, franchises, and privileges in the jurisdiction of its incorporation and all authorizations, consents, approvals, orders, licenses, exemptions from or registrations with, any court or governmental department, public body, authority, commission, board, bureau, agency or instrumentality that is necessary for the transaction of its business, and qualify and remain qualified to do business in each jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its properties;

(4)	maintain, preserve and protect all of its properties (including its Property) in good order and condition, subject to wear and tear in the ordinary course of business and casualties and condemnations;

(5)	comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would materially adversely affect the financial condition or operations of such Borrower, except that such Borrower need not comply with a requirement then being contested by it in good faith by appropriate proceedings;

(6)	at any time during regular business hours and as often as requested, permit the Lender or any employee, agent, or representative of the Lender to examine the records and books of account of, and to visit the properties of (including its Property), such Borrower, and to discuss the affairs, finances and accounts of such Borrower with any of its partners, members, officers or directors (as applicable);

(7)	upon becoming aware that the same may be threatened or pending, and in any case immediately after the commencement thereof, give to the Lender notice in writing of all litigation or administrative or arbitration proceedings before or of any court, tribunal, arbitrator or governmental or municipal or other authority or dispute with any governmental or municipal or other authority which if determined adversely to such Borrower would have a material adverse effect on the financial condition or operations of such Borrower;

(8)	as soon as practicable and in any event within five days after the occurrence thereof notify the Lender in writing of the occurrence of any Event of Default and at the same time inform the Lender of any action taken or proposed to be taken by such Borrower in connection therewith;

(9)	pay or cause to be paid as they become due all payments, whether for principal, interest, taxes or otherwise, under or by virtue of any Permitted Encumbrance and otherwise observe, perform and comply with the covenants, provisos and agreements therein contained, the failure of which to comply with would have a material adverse effect on the financial condition or operations of such Borrower;

(10)	provide written notice to the Lender immediately upon such Borrower becoming aware that its Property or any part thereof is being or has become contaminated with any Hazardous Substance;

(11)	comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, storage, treatment, control, removal or cleanup of any Hazardous Substances in, on, or under its Property or in, on, or under any adjacent property that becomes contaminated with Hazardous Substances as a result of any activity on, or the contamination of, its Property, permit the Lender to conduct investigations and appraisals of all or any of its records and assets at any time and from time to time to ensure compliance, and indemnify the Lender, its officers, directors, employees, agents and shareholders and hold each of them harmless from and against any and all losses, liabilities, damages, costs, expenses and claims of every kind whatsoever incurred as a result of the breach by such Borrower of any covenant or agreement of such Borrower contained in this subparagraph (such Borrower acknowledging and agreeing that such indemnity obligations will survive the payment in full of the Loan Indebtedness and the full release and discharge of the Security Instruments), all except to the extent that such contamination occurred prior to the date hereof;

(12)	forthwith at any time and from time to time upon reasonable request by the Lender, do, execute, acknowledge and deliver each and every further act, deed, document, instrument or assurance as the Lender may reasonably require for the better accomplishing or effectuating the intention of this Agreement; and

(13)	each Borrower shall direct all tenants of its Property to pay all Rents and Profits directly to an account (individually a “Lockbox Account” and collectively the “Lockbox Accounts”) maintained by the Lockbox Bank for such Property. On each Business Day prior to a Cash Trap Period, and in accordance with the Lockbox Agreements, the Lockbox Bank shall sweep all funds out of the Lockbox Accounts and transfer such amounts to or as directed by Borrowers. During any Cash Trap Period, all Rents and Profits shall be transferred by the Lockbox Bank to the Cash Management Bank to be applied as set forth in the Cash Management Agreement. The Borrowers shall pay all costs and expenses of any Lockbox Bank and any Cash Management Bank as required under the Lockbox Agreements and the Cash Management Agreement. Upon the occurrence of an Event of Default, the Lender may apply any sums then held pursuant to the Cash Management Agreement to the payment of the Loan Indebtedness in any order in its sole discretion. Until expended or applied, amounts held pursuant to the Cash Management Agreement shall constitute additional security for the Loan Indebtedness.

5.2	Negative Covenants.

Each Borrower, as applicable, covenants and agrees with the Lender that, without the prior written consent of the Lender, such Borrower will not:

(1)	alter its governing documents in any manner affecting the business which may be carried on by it or its capacity or power;

(2)	amalgamate, merge or otherwise consolidate with or into any other entity;

(3)	carry on any business other than the business presently carried on by it;

(4)	create, grant, assume or permit to exist any Lien on or in respect of any of its property (including its Property) other than Permitted Encumbrances;

(5)	sell or agree to sell or otherwise or dispose of its Property or any part thereof or interest therein other than (a) by way of Permitted Encumbrances, or (b) sales or other dispositions of Improvements included in its Property which are obsolete, redundant or not material to the continued operation of the business of such Borrower; or

(6)	sell, assign, transfer, lease or otherwise dispose of (other than by way of Permitted Encumbrances) all or substantially all of its property in a single transaction or in a series of related transactions.

ARTICLE 6

DELIVERY OF LOAN DOCUMENTS

6.1	Delivery of Loan Documents.

The Borrowers shall execute, acknowledge, if applicable, and deliver the Loan Documents to the Lender as follows:

(1)	Each Borrower shall execute and deliver this Agreement.

(2)	Each Borrower shall execute and deliver the Note.

(3)	Each Borrower (except CNL Partnership) shall execute, acknowledge and deliver a Deed of Trust securing the Loan with respect to its Property.

(4)	Each Borrower (except CNL Partnership) shall execute, acknowledge and deliver an Assignment of Leases and Rents securing the Loan with respect to its Property.

(5)	Each Borrower shall execute and deliver the Cash Management Agreement.

(6)	Each Borrower (except CNL Partnership) shall execute and deliver a Lockbox Agreement with respect to its Property and the Cash Management Agreement.

(7)	Each Borrower shall execute and deliver, and cause Guarantor to execute and deliver, an Environmental Indemnity Agreement with respect to the Properties.

(8)	The Borrowers shall cause Guarantor to execute and deliver the Guaranty with respect to the Loan.

(9)

Such opinions, assurances and other documents, including certificates of formation/organization, governing documents, good standing certificates, resolutions and opinions of counsel as the Lender deems reasonably necessary or appropriate to evidence the capacity and authority of the Borrowers to borrow the

Loan and be bound by the terms and conditions of this Agreement, the Note, the Security Instruments and the other Loan Documents.

(10)	Such opinions, assurances and other documents, including certificates of formation/organization, governing documents, good standing certificates, resolutions and opinions of counsel as the Lender deems reasonably necessary or appropriate to evidence the capacity and authority of the Guarantor to grant financial assistance to the Borrowers and be bound by the terms and conditions of the Guaranty and the Environmental Indemnity Agreement referred to hereinabove.

(11)	Evidence of all-risk insurance, public liability insurance and all other insurance with respect to the Properties reasonably required by the Lender conforming in all respects to the Lender’s requirements and, where required by the Lender, (i) with loss payable to the Lender as its interest may appear and with a standard mortgage endorsement clause in favor of the Lender attached thereto, and (ii) with the Lender named as an additional named insured as its interest may appear.

ARTICLE 7

DEFAULT

7.1	Events of Default.

Each of the following events constitutes an “Event of Default” hereunder:

(1)	any Borrower failing to pay to the Lender when due any Loan Indebtedness or any other indebtedness of such Borrower to the Lender and such failure continuing for five Business Days after written notice thereof is given by the Lender to such Borrower;

(2)	the occurrence of any “Event of Default” under any of the Loan Documents;

(3)	any Borrower committing a breach of, or defaulting in the due and prompt performance or observance of, any of its non-monetary covenants or obligations under this Agreement and, if such breach or default is capable of being cured by such Borrower, the same is not cured within 14 Business Days (or, if such breach or default is capable of being cured by such Borrower, but not within such period of time and such Borrower has commenced taking action to cure such breach or default within such period of time and, diligently and in good faith, continues taking such action, such greater period of time, not exceeding an additional 90 days, as may be necessary to cure such breach or default) after written notice thereof is given by the Lender to such Borrower;

(4)

any representation or warranty of any Borrower contained in this Agreement, or in the Note, any Security Instrument or in any other Loan Document or in any notice, certificate, instrument or statement contemplated hereby or thereby, or any representation or warranty of the Guarantor contained in the Guaranty, being or proving to be untrue or incorrect in any material respect as of the date on which such representation or warranty is made;

(5)	any Borrower or the Guarantor carrying on a business which its governing documents prohibit it from carrying on, or losing its charter by expiration, forfeiture or otherwise, or ceasing or threatening to cease to carry on business as a going concern;

(6)	an order being made, a petition being filed or a resolution being passed for the winding up, dissolution or liquidation of any Borrower or the Guarantor or for the suspension of the operations of any Borrower or the Guarantor;

(7)	any execution, extent or sequestration or other process of any court becoming enforceable against any Borrower or the Guarantor or a distress or analogous process being levied against any substantial part of the property of any Borrower or the Guarantor and such execution, extent, sequestration, distress or other process not being released, vacated or fully bonded within 30 days after becoming enforceable or levied, as the case may be;

(8)	any Borrower or the Guarantor becoming insolvent, committing an act of bankruptcy, making an assignment for the benefit of creditors or a proposal or similar action under the United States Bankruptcy Code or any similar act or commencing any other proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction or by any act indicating its consent to, approval of, or acquiescence in, any such proceeding; or a petition or case being filed or presented against any Borrower or the Guarantor pursuant to the United States Bankruptcy Code or any similar act and such petition or case not being dismissed within 90 days of its filing or presentment; or

(9)	a custodian, liquidator, receiver, receiver and manager, receiver-manager or trustee or any other person with similar powers being appointed for any Borrower or the Guarantor or for any substantial part of the property of any Borrower or the Guarantor;

7.2	Acceleration.

Upon the occurrence and during the continuance of any Event of Default, the Lender may do one or more of the following at any time or times and in any order that the Lender in its absolute discretion may determine:

(1)	by notice in writing to the Borrowers, terminate the obligation of the Lender to make the Loan available to the Borrowers;

(2)	by notice in writing to the Borrowers, declare the Loan Indebtedness to be forthwith due and payable, whereupon the same will become and be forthwith due and payable, without protest, presentment, demand or further notice of any kind, all of which are expressly waived by the Borrowers; or

(3)	without notice to or demand upon the Borrowers, which are expressly waived by the Borrower, proceed to protect, exercise and enforce its rights and remedies under this Agreement, the Note, the Security Instruments, any of the other Loan Documents and such other rights and remedies as are provided at law or in equity or by statute.

7.3	Remedies Cumulative.

No remedy conferred herein on the Lender is intended to be exclusive. Each and every remedy will be cumulative and will be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or commencement of exercise by the Lender of any one or more of such remedies will not preclude the simultaneous or later exercise by the Lender of any or all other such remedies.

ARTICLE 8

MISCELLANEOUS

8.1	Payment of Costs.

The Borrowers shall pay on demand all reasonable fees, costs and expenses of the Lender in connection with the enforcement of this Agreement, the Note, any Security Instrument and all of the other Loan Documents, and any matter related hereto or thereto, including the fees and disbursements of any legal counsel, independent accountant or other outside expert retained by the Lender.

8.2	Complete Agreement.

There are no representations, warranties, covenants or agreements between the parties in connection with the subject matter hereof other than those expressed herein.

8.3	Relationship.

The relationship between the Borrowers and the Lender is, and shall at all times remain, solely that of borrower and lender, and the Lender neither undertakes nor assumes any responsibility or duty to the Borrowers to review, inspect, supervise, pass judgment upon, or inform the Borrowers of any matter. The Borrowers shall rely entirely upon their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or information supplied to the Borrowers by the Lender in connection with any such matter is for the protection of the Lender and neither the Borrowers nor any third party is entitled to rely thereon.

8.4	Further Assurances.

The Borrowers shall, at their expense and without expense to the Lender do, execute and deliver such further acts and documents as the Lender from time to time requires for the assuring and confirming unto the Lender the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement.

8.5	Notice.

Any demand, notice or communication required or permitted to be made or given hereunder shall be in writing and may be made or given by personal delivery or by transmittal by telex, facsimile or other electronic means of communication (if also sent via overnight courier) addressed to the respective parties as follows:

To the Borrowers:

c/o CNL Village Retail Partnership, LP

450 S. Orange Avenue

Orlando, Florida 32801

Attention: Chief Financial Officer

Facsimile No.: (407) 540-2544

With a copy to:

c/o CNL Village Retail Partnership, LP

450 S. Orange Avenue

Orlando, Florida 32801

Attention: General Counsel

Facsimile No.: (407) 540-2544

To the Lender:

Intrawest Resort Finance, Inc.

c/o 221 Corporate Circle, Suite Q

Golden, Colorado 80401

Attention: Vice President

Facsimile No.: (303) 454-4568

With a copy to:

Jacobs Chase Frick Kleinkopf & Kelley, LLC

1050 17th Street, Suite 1500

Denver, Colorado 80265

Attention: Steven M. Cohen

Facsimile No.: 303-685-4869

or to such other address, telex number or facsimile number as any party may from time to time notify the other in accordance with this Section 8.5. Any demand, notice or communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof to the office of the party for whom it is intended, or, if made or given by telex, facsimile or other electronic means of communication (if also sent via overnight courier), on the first Business Day following the transmittal thereof to the office of the party for whom it is intended.

8.6	No Waiver.

No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder will be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party hereunder; failure on the part of either party hereto to declare such other party in default, irrespective of how long such act continues, will not constitute a waiver by such party of its rights hereunder.

8.7	Invalidity.

If any provision of this Agreement or the application thereof to any person or circumstance is invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected thereby and will be enforceable to the greatest extent permitted by law.

8.8	Enurement.

This Agreement will enure to the benefit of and be binding upon the Lender and the Borrowers and their respective successors and assigns; provided that the Borrowers may not assign any of its rights or obligations hereunder or any of its interest herein to any Person without the prior written consent of the Lender.

8.9	Governing Law.

This Agreement will be governed by, and the rights and remedies of the parties hereto determined in accordance with, the laws of the State of Colorado without reference to conflict of laws principles.

8.10	Jurisdiction.

The Borrowers irrevocably agree that any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Colorado, and, by execution and delivery of this Agreement, the Borrowers irrevocably submits to each such jurisdiction.

8.11	Counterpart.

This Agreement may be executed in counterpart, each of which shall be deemed to be an original and both of which taken together shall be deemed to constitute one and the same instrument.

8.12	Facsimile.

This Agreement may be executed by the parties and transmitted by facsimile and when it is executed and transmitted this Agreement will be for all purposes as effective as if the parties had executed and delivered an original Agreement.

8.13	Time of Essence.

Time will be of the essence of this Agreement.

8.14	Waiver of Defenses.

Each Borrower hereby waives and agrees not to assert or take advantage of any defense in equity or at law based on such Borrower’s relationship with the Lender of any affiliate of the Lender.

8.15	Assignment of Loan.

Lender may freely sell, assign or otherwise transfer the Loan and the Loan Documents, or any portion thereof; provided, however, that Lender shall not so sell, assign or otherwise transfer the Loan to a Person that is a “real estate investment trust” under applicable law or to any Person that is not an institutional lender in the business of making similar loans, except that the foregoing prohibition shall not apply to any such sale, assignment or other transfer to a Person affiliated with such a “real estate investment trust” but not itself a “real estate investment trust.”

8.16	Exculpation.

The provisions of Section 2.6 of the Note are hereby incorporated by reference into this Agreement to the same extent and with the same force as if fully set forth herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement with effect as and from the date first above written.

LENDER:

INTRAWEST RESORT FINANCE, INC., a Delaware corporation

By:	/s/ Andrew Voysey
	Name:	Andrew Voysey
	Title:	Authorized Agent

[BORROWER’S SIGNATURES BEGIN ON NEXT PAGE]

BORROWER:

CNL VILLAGE RETAIL PARTNERSHIP, LP, a Delaware limited partnership

By:	CNL Village Retail GP, LLC, a Delaware limited liability company, its sole general partner

	By:	/s/ Thomas G. Huffsmith
	Name:	Thomas G. Huffsmith
	Title:	Senior Vice President

CNL INCOME COPPER, LP, a Delaware limited partnership

By:	CNL Income Copper GP, LLC, a Delaware limited liability company, its sole general partner

	By:	/s/ Thomas G. Huffsmith
	Name:	Thomas G. Huffsmith
	Title:	Senior Vice President

CNL INCOME SANDESTIN, LP, a Delaware limited partnership

By:	CNL Income Sandestin GP, LLC, a Delaware limited liability company, its sole general partner

	By:	/s/ Thomas G. Huffsmith
	Name:	Thomas G. Huffsmith
	Title:	Senior Vice President

CNL INCOME MAMMOTH, LP, a Delaware limited partnership

By:	CNL Income Mammoth GP, LLC, a Delaware limited liability company, its sole general partner

	By:	/s/ Thomas G. Huffsmith
	Name:	Thomas G. Huffsmith
	Title:	Senior Vice President

CNL INCOME SNOWSHOE, LP, a Delaware limited partnership

By:	CNL Income Snowshoe GP, LLC, a Delaware limited liability company, its sole general partner

	By:	/s/ Thomas G. Huffsmith
	Name:	Thomas G. Huffsmith
	Title:	Senior Vice President

CNL INCOME STRATTON, LP, a Delaware limited partnership

By:	CNL Income Stratton GP, LLC, a Delaware limited liability company, its sole general partner

	By:	/s/ Thomas G. Huffsmith
	Name:	Thomas G. Huffsmith
	Title:	Senior Vice President